                                                                   EXHIBIT 10.31












                                CREDIT AGREEMENT


                          Dated as of February 6, 2001


                                      Among


                   MOUNTAIN COMPRESSED AIR, INC., as Borrower


                                       And


                   WELLS FARGO ENERGY CAPITAL, INC., as Lender

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I.  CREDIT TERMS.......................................................1
   SECTION 1.1  TERM LOAN......................................................1
   SECTION 1.2  INTEREST/FEES..................................................1
   SECTION 1.03 COLLECTION OF PAYMENTS.........................................1
   SECTION 1.04 COLLATERAL.....................................................2
   SECTION 1.05 SUBORDINATION OF DEBT..........................................2

ARTICLE II.  REPRESENTATIONS AND WARRANTIES....................................2
   SECTION 2.01 LEGAL STATUS...................................................2
   SECTION 2.02 AUTHORIZATION AND VALIDITY.....................................2
   SECTION 2.03 NO VIOLATION...................................................2
   SECTION 2.04 LITIGATION.....................................................3
   SECTION 2.05 CORRECTNESS OF FINANCIAL STATEMENT.............................3
   SECTION 2.06 INCOME TAX RETURNS.............................................3
   SECTION 2.07 NO SUBORDINATION...............................................3
   SECTION 2.08 PERMITS, FRANCHISES............................................3
   SECTION 2.09 ERISA..........................................................3
   SECTION 2.10 OTHER OBLIGATIONS..............................................3
   SECTION 2.11 ENVIRONMENTAL MATTERS..........................................4
   SECTION 2.12 REAL PROPERTY..................................................4
   SECTION 2.13 NO CONSENT.....................................................4
   SECTION 2.14 QUALIFIED COMMERCIAL LOAN......................................4

ARTICLE III.  CONDITIONS.......................................................4
   SECTION 3.01................................................................4

ARTICLE IV.  AFFIRMATIVE COVENANTS.............................................5
   SECTION 4.01 PUNCTUAL PAYMENTS..............................................5
   SECTION 4.02 ACCOUNTING RECORDS.............................................5
   SECTION 4.03 FINANCIAL STATEMENTS...........................................5
   SECTION 4.04 COMPLIANCE.....................................................6
   SECTION 4.05 INSURANCE......................................................6
   SECTION 4.06 FACILITIES.....................................................6
   SECTION 4.07 TAXES AND OTHER LIABILITIES....................................6
   SECTION 4.08 LITIGATION.....................................................6
   SECTION 4.09 FINANCIAL CONDITION............................................6
   SECTION 4.10 NOTICE TO LENDER...............................................7

ARTICLE V.  NEGATIVE COVENANTS.................................................7
   SECTION 5.01 USE OF FUNDS...................................................7
   SECTION 5.02 CAPITAL EXPENDITURES...........................................7
   SECTION 5.03 LEASE EXPENDITURES.............................................7
   SECTION 5.04 OTHER INDEBTEDNESS.............................................8
   SECTION 5.05 MERGER, CONSOLIDATION, TRANSFER OF ASSETS......................8
   SECTION 5.06 GUARANTIES.....................................................8
   SECTION 5.07 LOANS, ADVANCES, INVESTMENTS...................................8
   SECTION 5.08 DIVIDENDS, DISTRIBUTIONS.......................................8
   SECTION 5.09 PLEDGE OF ASSETS...............................................8
   SECTION 5.10 SALES AND LEASEBACKS...........................................8
   SECTION 5.11 NATURE OF BUSINESS.............................................8
   SECTION 5.12 LIMITATION ON REAL PROPERTY LEASES.............................8
   SECTION 5.13 TRANSACTIONS WITH AFFILIATES...................................9

ARTICLE VI.  EVENTS OF DEFAULT.................................................9
   SECTION 6.01  EVENTS OF DEFAULT.............................................9
   SECTION 6.02 REMEDIES......................................................10

ARTICLE VII.  MISCELLANEOUS...................................................10
   SECTION 7.01 NO WAIVER.....................................................10
   SECTION 7.02 NOTICES.......................................................10
   SECTION 7.03 COSTS, EXPENSES AND ATTORNEYS' FEES...........................11
   SECTION 7.04 SUCCESSORS, ASSIGNMENT........................................11
   SECTION 7.05 AMENDMENT.....................................................11
   SECTION 7.06 NO THIRD PARTY BENEFICIARIES..................................11
   SECTION 7.07 TIME..........................................................12
   SECTION 7.08 SEVERABILITY OF PROVISIONS....................................12
   SECTION 7.09 COUNTERPARTS..................................................12
   SECTION 7.10 GOVERNING LAW.................................................12
   SECTION 7.11 SAVINGS CLAUSE................................................12
   SECTION 7.12 RIGHT OF SETOFF; DEPOSIT ACCOUNTS.............................13
   SECTION 7.13 BUSINESS PURPOSE..............................................13
   SECTION 7.14 ARBITRATION...................................................13
   SECTION 7.15 INDEMNIFICATION...............................................15
   SECTION 7.16 WAIVER OF JURY TRIAL..........................................15

                                CREDIT AGREEMENT

         THIS AGREEMENT is entered into as of February 6, 2001, by and between MOUNTAIN COMPRESSED AIR, INC., a Texas corporation ("BORROWER"), and WELLS FARGO ENERGY CAPITAL, INC. ("LENDER").

                                    RECITALS

         Borrower has requested that Lender extend or continue credit to Borrower as described below, and Lender has agreed to provide such credit to Borrower on the terms and conditions contained herein.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

                                   ARTICLE I.
                                  CREDIT TERMS
                                  ------------

SECTION 1.1       TERM LOAN.

         (a) TERM LOAN. Subject to the terms and conditions of this Agreement, Lender hereby agrees to make a loan to Borrower in the principal amount of Two Million Dollars ($2,000,000) ("TERM LOAN"), the proceeds of which shall be used to finance a portion of the fixed assets of Mountain Air Drilling Service Co., Inc., a Colorado corporation (the "SELLER"). Borrower's obligation to repay the Term Loan shall be evidenced by a promissory note substantially in the form of EXHIBIT A attached hereto ("TERM NOTE"), all terms of which are incorporated herein by this reference.

         (b) REPAYMENT. Principal and interest on the Term Loan shall be repaid in accordance with the provisions of the Term Note with a final maturity date of January 31, 2004 ("MATURITY DATE").

SECTION 1.2 INTEREST/FEES.

         (a) INTEREST. The outstanding principal balance of the Term Loan shall bear interest at the rate of interest set forth in the Term Note.

         (b) COMMITMENT FEE. Borrower shall pay to Lender a non-refundable commitment fee equal to $20,000, which fee shall be due and payable in full contemporaneously herewith.

         (c) WARRANT. Borrower shall sell and issue to Lender a warrant to purchase 1,350,000 shares of Borrower's common stock as more particularly set forth in Warrant Purchase Agreement of even date herewith between Borrower and Lender, attached hereto as EXHIBIT B.

SECTION 1.03 COLLECTION OF PAYMENTS. Borrower authorizes Lender to collect all principal, interest, and fees due under each credit subject hereto by charging Borrower's deposit account number [4496857319 with Wells Fargo Bank Texas, National Association ("WF BANK")], or any other deposit account maintained by Borrower with WF Bank, for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

SECTION 1.04 COLLATERAL. As security for all indebtedness of Borrower to Lender subject hereto and all of Borrower's obligations hereunder and all other Loan Documents executed herewith, as same may be amended, modified or restated from time to time (collectively "INDEBTEDNESS"), Borrower hereby grants to Lender security interests in all of Borrower's assets, subject only to prior liens in favor of WF Bank, evidenced by and subject to the terms of such security agreements, financing statements, and other documents described on SCHEDULE I hereto as Lender shall require, all in form and substance satisfactory to Lender. Borrower shall reimburse Lender immediately upon demand for all reasonable costs and expenses incurred by Lender in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits, title insurance, and attorneys' fees.

SECTION 1.05 SUBORDINATION OF DEBT. In connection with the Term Note, Borrower is borrowing money from and incurring obligations to WF Bank (the "WF BANK INDEBTEDNESS"), from Wells Fargo Equipment Finance, Inc. (the "WF FINANCE INDEBTEDNESS"), and from Seller (the "SELLER INDEBTEDNESS"). The obligation of Borrower to repay the Term Note and other Indebtedness hereunder and the priority of liens created under the Security Agreements are subject to the terms of the [Intercreditor Agreement] by and among Lender, WF Bank and WF Finance attached as EXHIBIT C hereto and Subordination Agreement by and among Lender, WF Bank, WF Finance and Seller attached as EXHIBIT D hereto.

                                   ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Borrower makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Lender subject to this Agreement.

SECTION 2.01 LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Texas, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in New Mexico, Utah, Colorado, and all other jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

SECTION 2.02 AUTHORIZATION AND VALIDITY. This Agreement, the Term Note, the Warrant Purchase Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Lender in connection herewith (collectively, the "LOAN DOCUMENTS") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

SECTION 2.03 NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

SECTION 2.04 LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Lender in writing prior to the date hereof.

SECTION 2.05 CORRECTNESS OF FINANCIAL STATEMENT. The pro forma financial statement of Borrower has been prepared by the chief financial officer of Borrower after doing the required due diligence for Borrower to represent and warrant herein that such statement is complete and correct and presents fairly the financial condition and projections of Borrower for the period therein stated. The balance sheet of Borrower dated February 6, 2001, a true copy of which has been delivered by Borrower to Lender prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower,
(b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such balance sheet there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Lender or as otherwise permitted by Lender in writing.

SECTION 2.06 INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

SECTION 2.07 NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower except as provided in the Subordination Agreement and Intercreditor Agreement.

SECTION 2.08 PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

SECTION 2.09 ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "PLAN"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

SECTION 2.10 OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

SECTION 2.11 ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Lender in writing prior to the date hereof, Borrower is in compliance, which compliance could not reasonably be expected to have a material adverse effect (as such term is used in SECTION 3.1(C) hereof) with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

SECTION 2.12 REAL PROPERTY.  The Borrower has no real property.

SECTION 2.13 NO CONSENT. The Borrower's execution, delivery and performance of each of the Loan Documents, including this Agreement, to which the Borrower is a party do not require the consent or approval of any other person or entity which has not been obtained, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

SECTION 2.14 QUALIFIED COMMERCIAL LOAN. This loan is a Qualified Commercial Loan as defined in Chapter 306 of the Texas Finance Code. This loan is not secured by real property and is not a loan for the purpose of financing a business licensed by the Motor Vehicle Board of the Texas Department of Transportation under
Section 4.01(a), Texas Motor Vehicle Commission (Article 4413(36), Vernon's Texas Civil Statutes). Borrower has been advised by Lender to seek advice of an attorney and an accountant in connection with this Qualified Commercial Loan and Borrower has had the opportunity to seek the advice of an attorney and accountant of Borrower's choice in connection with this Qualified Commercial Loan.

                                  ARTICLE III.
                                   CONDITIONS
                                   ----------

SECTION 3.01 The obligation of Lender to extend any credit contemplated by this Agreement is subject to the fulfillment to Lender's satisfaction of all of the following conditions:

         (a) APPROVAL OF LENDER COUNSEL. All legal matters incidental to the extension of credit by Lender shall be satisfactory to Lender's counsel.

         (b) DOCUMENTATION. Lender shall have received, in form and substance satisfactory to Lender, such documents as Lender may require including, without limitation, each of the documents described on SCHEDULE I attached hereto.

         (c) FINANCIAL CONDITION. There shall have been no material adverse change, as determined by Lender, in the financial condition or business of Borrower or any guarantor hereunder, nor any material decline, as determined by Lender, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower or any such guarantor.

         (d) INSURANCE. Borrower shall have delivered to Lender evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Lender, and where required by Lender, with loss payable endorsements in favor of Lender, including without limitation, policies of fire and extended coverage insurance covering all real property collateral required hereby, with replacement cost and mortgagee loss payable endorsements, and such policies of insurance against specific hazards affecting any such real property as may be required by governmental regulation or Lender, and all containing provisions that such policies cannot be cancelled without thirty (30) days' prior written notice to Lender.

         (e) APPRAISALS. Lender shall have obtained, at Borrower's cost, an appraisal of all collateral required hereby, and all improvements thereon, issued by an appraiser acceptable to Lender and in form, substance and reflecting values satisfactory to Lender, in its discretion.

                                   ARTICLE IV.
                              AFFIRMATIVE COVENANTS
                              ---------------------

         Borrower covenants that so long as any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Lender otherwise consents in writing:

SECTION 4.01 PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Lender, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.

SECTION 4.02 ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

SECTION 4.03 FINANCIAL STATEMENTS. Provide or cause to be provided to Lender all of the following, in form and detail satisfactory to Lender:

         (a) not later than 90 days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a recognized independent accounting firm acceptable to Lender, to include consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles, together with an unqualified opinion and such firm's covenant compliance calculations, certified by a senior financial officer;

         (b) not later than 45 days after and as of the end of each calendar quarter, a financial statement of Borrower, prepared by Borrower, to include consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles, together with covenant compliance calculations, certified by a senior financial officer;

         (c) not later than 25 days after and as of the end of each calendar month, an aged listing of accounts receivable and accounts payable, and a reconciliation of accounts, and not later than 25 days after and as of each calendar month, a list of the names and addresses of all Borrower's account debtors, all of which Borrower shall deliver to Wells Fargo Wholesale Services, 1740 Broadway St., 3rd Floor, MAC C7300-031, Denver, Colorado 80274;

         (d) contemporaneously with each annual and quarterly financial statement of Borrower required hereby, a certificate of a senior financial officer of Borrower that said financial statements are accurate, showing the calculations confirming Borrower's compliance with all financial covenants and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default; and

         (e) from time to time such other information as Lender may reasonably request.

SECTION 4.04 COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

SECTION 4.05 INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Lender, and deliver to Lender from time to time at Lender's request Schedules setting forth all insurance then in effect.

SECTION 4.06 FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

SECTION 4.07 TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Lender's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

SECTION 4.08 LITIGATION. Promptly give notice in writing to Lender of all litigation pending or threatened against Borrower with claims in excess of $25,000.00 in the aggregate.

SECTION 4.09 FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

         (a) Tangible Net Worth not at any time less than eighty-five percent (85%) of Tangible Net Worth as of the date hereof (plus seventy-five percent (75%) of cumulative net income after the date hereof, excluding any fiscal quarters in which net income is negative), plus one hundred percent (100%) of equity offerings after the date hereof, with "TANGIBLE NET WORTH" defined herein as the aggregate of total stockholders' equity plus any debt subordinated to the Indebtedness hereunder less any intangible assets.

         (b) Fixed Charge Coverage Ratio not less than 1.1 to 1.0 for the twelve
(12) month period ending on the last day of each fiscal quarter, beginning with the fiscal quarter ending March 31, 2001, with "EBITDA" defined herein as net income plus interest charges, plus taxes, plus depreciation, amortization and non-cash charges on a trailing twelve (12) month basis and with "FIXED CHARGE COVERAGE RATIO" defined herein as (i) EBITDA plus applicable operating lease payments less unfinanced capital expenditures divided by (ii) the aggregate of total interest charges (excluding any applicable paid-in-kind ("PIK") charges), scheduled principal payments, operating lease payments, cash dividends paid, and paid taxes for the same period. Through September 30, 2001, EBITDA and these charges, excluding unfinanced capital expenditures, will be annualized.

         (c) Total Funded Debt to EBITDA Ratio not more than 3.25 to 1.0 through December 31, 2001; 2.50 to 1.0 through December 31, 2002; and 2.0 to 1.0 thereafter, with "TOTAL FUNDED DEBT TO EBITDA RATIO" defined as Total Funded Debt divided by the twelve (12) trailing months EBITDA. "TOTAL FUNDED DEBT" is defined herein as all interest-bearing obligations of Borrower, whether secured or unsecured, senior or subordinated, excluding the Seller Note. Through September 30, 2001, EBITDA will be annualized to calculate the Total Funded Debt to EBITDA Ratio.

SECTION 4.10 NOTICE TO LENDER. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Lender in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $250,000.00.

                                   ARTICLE V.
                               NEGATIVE COVENANTS
                               ------------------

         Borrower further covenants that so long as Lender remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Lender's prior written consent:

SECTION 5.01 USE OF FUNDS. The proceeds of credit extended hereunder shall be used to finance the acquisition of a portion of the fixed assets of Seller and for no other purposes.

SECTION 5.02 CAPITAL EXPENDITURES. Make any additional investment in fixed assets in any fiscal year in excess of an aggregate of $500,000.00.

SECTION 5.03 LEASE EXPENDITURES. Incur with respect to any personal property operating lease expense in any fiscal year in excess of an aggregate of $750,000, including operating lease payments related to that certain sale/leaseback transaction of even date herewith between Borrower and Wells Fargo Equipment Finance, Inc. ("WF FINANCE").

SECTION 5.04 OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Lender, and (b) any other liabilities of Borrower existing as of, and described in the Subordination Agreement and the Intercreditor Agreement.

SECTION 5.05 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

SECTION 5.06 GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Lender.

SECTION 5.07 LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except any of the foregoing existing as of, and disclosed to Lender prior to, the date hereof.

SECTION 5.08 DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding except as provided in the Warrant Purchase Agreement.

SECTION 5.09 PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except any of the foregoing in favor of Lender or which is existing as of, and described under the Intercreditor Agreement.

SECTION 5.10 SALES AND LEASEBACKS. Enter into any arrangement, directly or indirectly, with any person whereby Borrower shall sell or transfer any of its property, whether now owned or hereafter acquired, and whereby Borrower shall then or thereafter rent or lease as lessee such property or any part thereof or other property which Borrower intends to use for substantially the same purpose or purposes as the property is sold or transferred (except for that certain sale/leaseback transaction of even date herewith between Borrower and WF Finance).

SECTION 5.11 NATURE OF BUSINESS. Allow any material change to be made in the character of Borrower's business as an oilfield service provider.

SECTION 5.12 LIMITATION ON REAL PROPERTY LEASES. Create, incur, assume or permit to exist any obligation for the payment of rent or hire of real property of any kind whatsoever under leases or lease agreements which would cause the aggregate amount of all payments made by Borrower pursuant to all such leases or lease agreements to exceed $50,000.00 in any twelve (12) month period.

SECTION 5.13 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any affiliate of Borrower unless such transactions are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it to Borrower than Borrower would obtain in a comparable arm's-length transaction with a person not an affiliate.

                                   ARTICLE VI.
                                EVENTS OF DEFAULT
                                -----------------

         SECTION 6.01 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" under this Agreement:

         (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

         (b) Any financial statement or certificate furnished to Lender in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

         (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in SUBSECTIONS 6.1(A) and (B) and notice required under SECTION 4.10 above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty
(20) days from its occurrence.

         (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or any guarantor hereunder has incurred any debt or other liability to any person or entity, including Lender.

         (e) The filing of a notice of judgment lien against Borrower or any guarantor hereunder; or the recording of any abstract of judgment against Borrower or any guarantor hereunder in any county in which Borrower or such guarantor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any guarantor hereunder; or the entry of a judgment against Borrower or any guarantor hereunder. Notwithstanding the foregoing, there shall not be an Event of Default upon the filing of notices of judgment lien, the recording of abstracts of judgment, or the entries of judgment against Borrower or any guarantor hereunder if the aggregate amount of all such judgments is less than $50,000 and such judgments are released within sixty (60) days of the filing, recording or entry of such judgment.

         (f) Borrower or any guarantor hereunder shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any guarantor hereunder shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("BANKRUPTCY CODE"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any guarantor hereunder, or Borrower or any such guarantor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any such guarantor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any such guarantor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

         (g) There shall exist or occur any event or condition which Lender in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

         (h) The dissolution or liquidation of Borrower; or Borrower, or any of its directors or stockholders, shall take action seeking to effect the dissolution or liquidation of Borrower.

         (i) Any change in ownership during the term of this Agreement of an aggregate of twenty-five percent (25%) or more of the common stock of stockholders' equity in Borrower.

         (j) Any "EVENT OF DEFAULT" as defined under the WF Bank Loan Documents, the WF Finance Loan Documents or Seller's Note or any amendments, modifications or restatements thereof.

SECTION 6.02 REMEDIES. Upon (a) the occurrence of any Event of Default under SUBSECTION 6.1(F) above, all Indebtedness including principal and accrued and unpaid interest outstanding under each of the Loan Documents shall become automatically due and payable and (b) upon the occurrence of any other Event of Default, all Indebtedness including all principal and accrued and unpaid interest outstanding under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Lender's option and without notice become immediately due and payable; in each case without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are hereby expressly waived by each Borrower. Upon acceleration of the Indebtedness, Lender shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                  ARTICLE VII.
                                  MISCELLANEOUS
                                  -------------

SECTION 7.01 NO WAIVER. No delay, failure or discontinuance of Lender in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

SECTION 7.02 NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

         BORROWER:        MOUNTAIN COMPRESSED AIR, INC.
                          2466 Commerce Blvd.
                          Grand Junction, CO  81505

         LENDER:           WELLS FARGO ENERGY CAPITAL, INC.
                           1000 Louisiana, Suite 600
                           Houston, Texas  77002

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

SECTION 7.03 COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees), expended or incurred by Lender in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Lender's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Lender's rights and/or the collection of any amounts which become due to Lender under any of the Loan Documents, (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to any Borrower or any other person or entity, (d) the performance, prior to the date hereof and after any Event of Default, of an asset appraisal by an independent qualified appraiser approved by Lender; and
(e) up to two (2) collateral audits performed by Lender per fiscal year with respect to the collateral or any other matters relating to the loans provided for in this Agreement and/or Borrower's compliance with the terms and provisions of this Agreement; provided, however, Lender shall coordinate with WF Bank on performing such collateral audits and Borrower's out-of-pocket cost and expense under this SUBSECTION (E) shall be limited to $3,500 per collateral audit.

SECTION 7.04 SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Lender's prior written consent. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and benefits under each of the Loan Documents. In connection therewith, Lender may disclose all documents and information which Lender now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, any guarantor hereunder or the business of such guarantor, or any collateral required hereunder.

SECTION 7.05 AMENDMENT. This Agreement may be amended or modified only in writing signed by each party hereto.

SECTION 7.06 NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

SECTION 7.07 TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

SECTION 7.08 SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

SECTION 7.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

SECTION 7.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 7.11 SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in the Loan Documents, in no event shall any Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "MAXIMUM RATE"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with any Loan Documents, or in any communication by or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under the Loan Documents shall exceed the Maximum Rate, then in such event it is agreed that:
(i) the provisions of this Paragraph shall govern and control; (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment of any Loan Documents shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Lender, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if any of the Loan Documents has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of each of the Loan Documents, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of the Loan Documents does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with any of the Loan Documents which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of such Loan Documents, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Lender. The terms of this Paragraph shall be deemed to be incorporated into each of the other Loan Documents.

         To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Rate, Lender hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to Lender's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

SECTION 7.12 RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default, (a) Borrower hereby authorizes Lender and WF Bank, acting on Lender's behalf, at any time and from time to time, without notice, which is hereby expressly waived by each Borrower, and whether or not Lender shall have declared any credit subject hereto to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under the Loan Documents (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Lender to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Lender, in its sole discretion, may elect. Borrower hereby grants to Lender a security interest in all deposits and accounts maintained with Lender and with any other financial institution to secure the payment of all obligations and liabilities of Borrower to Lender under the Loan Documents subject only to prior liens and security interests in favor of WF Bank.

SECTION 7.13 BUSINESS PURPOSE. Borrower represents and warrants that each credit subject hereto is for a business, commercial, investment, agricultural or other similar purpose and not primarily for a personal, family or household use.

SECTION 7.14 ARBITRATION.

         (a) ARBITRATION. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

         (b) GOVERNING RULES. Any arbitration proceeding will (i) proceed in a location in Texas selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "RULES"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a Lender of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

         (c) NO WAIVER OF PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in Sections (i), (ii) and (iii) of this paragraph.

         (d) ARBITRATOR QUALIFICATIONS AND POWERS. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Texas with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Texas and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

         (e) DISCOVERY. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

         (f) CLASS PROCEEDINGS AND CONSOLIDATIONS. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

         (g) PAYMENT OF ARBITRATION COSTS AND FEES. The arbitrator shall award all costs and expenses of the arbitration proceeding.

         (h) MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

SECTION 7.15 INDEMNIFICATION. Borrower agrees to indemnify Lender, each assignee or participant hereunder, each of their Affiliates and each of their officers, directors, employees, representatives, agents, attorneys, accountants and experts ("INDEMNIFIED PARTIES") from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, the Indemnity Matters (hereafter defined) which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) any actual or proposed use by Borrower of the proceeds of any of the Loans, (ii) the execution, delivery and performance of the Loan Documents, (iii) the operations of the business of Borrower, (iv) the failure of Borrower to comply with the terms of any Loan Document or this Agreement, or with any applicable law, (v) any inaccuracy of any representation or any breach of any warranty of Borrower set forth in any of the Loan Documents, (vi) any assertion that any Indemnified Party was not entitled to receive the proceeds received pursuant to the Loan Documents or
(vii) any other aspect of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim and including all Indemnity Matters arising by reason of the ordinary negligence of any Indemnified Party, but excluding all Indemnity Matters arising solely by reason of claims between the Lender or any assignee or participant, or any such party's shareholders against Lender or any assignee or participant or by reason of the gross negligence or willful misconduct on the part of the Indemnified Party. "INDEMNITY MATTERS" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such person whether caused by the sole or concurrent negligence of such person seeking indemnification.

SECTION 7.16 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE INDEBTEDNESS.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.
                           SIGNATURE PAGES TO FOLLOW.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                       WELLS FARGO ENERGY CAPITAL, INC.



                                       By:/s/ GARY MILAVEC
                                          --------------------------------------
                                              Gary Milavec
                                              Senior Vice President



                                       MOUNTAIN COMPRESSED AIR, INC.



                                       By: /s/ MUNAWAR H. HIDAYATALLAH
                                          --------------------------------------
                                           Munawar H. Hidayatallah
                                           Chairman and Chief Executive Officer

EXHIBITS
--------

A.       Term Note
B.       Warrant Purchase Agreement
C.       Subordination Agreement
D.       Intercreditor Agreement

                                    EXHIBIT A

                                    TERM NOTE
                                    ---------


2,000,000.00                                                      Houston, Texas
                                                                February 6, 2001

         FOR VALUE RECEIVED, the undersigned MOUNTAIN COMPRESSED AIR, INC., a Texas corporation ("BORROWER"), promises to pay to the order of WELLS FARGO ENERGY CAPITAL, INC., Texas corporation ("LENDER") at its office at 1000 Louisiana, Suite 600, Houston, Texas 77002, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Dollars ($2,000,000.00), with interest thereon as set forth herein. This Note is issued in connection with that certain Credit Agreement between Lender and Borrower of even date herewith (the "CREDIT AGREEMENT"), and is secured as provided therein by the Security Documents. All capitalized terms not otherwise defined herein are defined in the Credit Agreement.

INTEREST:

         (a) INTEREST. Borrower agrees to pay interest at Lender's address listed above on the unpaid principal note hereof and, to the extent permitted by law, the accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at a rate equal to twelve percent (12%) per annum. Interest shall be computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed. Interest shall be payable quarterly commencing on April 1, 2001, and continuing on the first day of each succeeding third month thereof until "MATURITY" as hereinbelow defined.

         (b) DEFAULT INTEREST. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed) equal to fourteen percent (14%) per annum, but in no event at a rate greater than the Maximum Rate.

REPAYMENT AND PREPAYMENT:

         (a) REPAYMENT. Principal shall be payable upon maturity hereof, January 31, 2004 ("MATURITY") or such sooner date if principal under this Note is accelerated as provided herein.

         (b) APPLICATION OF PAYMENTS. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

         (c) PREPAYMENT. Borrower may prepay this Note provided that all terms in the Credit Agreement and herein are complied with (including the payment of any prepayment penalties required in the Credit Agreement), at any time upon one day prior notice and in the minimum amount of One Hundred Thousand Dollars ($100,000); PROVIDED, HOWEVER, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal hereof.

EVENTS OF DEFAULT:

         (a) EVENTS OF DEFAULT. The occurrence of an Event of Default under the Credit Agreement shall constitute an "Event of Default" under this Note.

         (b) REMEDIES. Upon (i) the occurrence of any Event of Default under SUBSECTION 6.1 (F), all sums of principal and accrued and unpaid interest outstanding hereunder shall become automatically due and payable and (ii) upon the occurrence of any other Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and accrued and unpaid interest outstanding hereunder to be immediately due and payable; in each case without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel to the extent permissible), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to any Borrower or any other person or entity.

         MISCELLANEOUS:

         (a) GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS. ANY ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NOTE AGAINST BORROWER OR ANY THIRD PARTY OBLIGOR MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS. BORROWER AND EACH THIRD PARTY OBLIGOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ANY THIRD PARTY OBLIGOR OR WITH RESPECT TO ANY COLLATERAL IN ANY STATE OR FEDERAL COURT IN ANY OTHER JURISDICTION. ANY ACTION OR PROCEEDING BY BORROWER OR ANY THIRD PARTY OBLIGOR AGAINST LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN HARRIS COUNTY, TEXAS.

         (b) SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Note, the Credit Agreement, or in any contract, instrument or document evidencing or securing the payment hereof or otherwise relating hereto (each, a "RELATED DOCUMENT"), in no event shall this Note or any Related Document require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "MAXIMUM RATE"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with this Note or any Related Document, or in any communication by Lender or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under this Note shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control; (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment of this Note or any Related Document shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Lender, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if this Note or any Related Document has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of this Note and each Related Document, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of this Note or any Related Document does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with this Note and any Related Document which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Note or such Related Document, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Lender. The terms of this paragraph shall be deemed to be incorporated into each Related Document.

         To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Rate, Lender hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to Lender's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

         (c) RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default, (i) Borrower hereby authorizes Lender, at any time and from time to time, without notice, which is hereby expressly waived by Borrower, and whether or not Lender shall have declared this Note to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under this Note (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Lender to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Lender, in its sole discretion, may elect. Borrower hereby grants to Lender a security interest in all deposits and accounts maintained with Lender and with any other financial institution to secure the payment of all obligations and liabilities of Borrower to Lender under this Note.

         (d) SUBORDINATION. Payment of this Note is subject to the terms of the Subordination and Intercreditor Agreement of even date herewith between WF Bank, Lender, WF Finance and Borrower.

NOTICE: THIS NOTE AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                            MOUNTAIN COMPRESSED AIR, INC.



                                            By:  /S/ MUNAWAR H. HIDAYATALLAH
                                                 -------------------------------
                                                     Munawar H. Hidayatallah
                                                     Chairman and CEO

                                    EXHIBIT B

                           WARRANT PURCHASE AGREEMENT
                           --------------------------






                           WARRANT PURCHASE AGREEMENT



                                 by and between



                          Mountain Compressed Air, Inc.
                             a Colorado Corporation
                                 (the "Company")

                                       and

                        Wells Fargo Energy Capital, Inc.
                             a ________ corporation
                                  ("Purchaser")





                                 Concerning the
                   Purchase of Warrants to Purchase 1,350,000
                      Shares of the Company's Common Stock




                                February 6, 2001

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I.  PURCHASE AND SALE OF WARRANTS......................................1
   Section 1.1.   Sale and Issuance............................................1
   Section 1.2.   Purchase; Purchase Price.....................................1
ARTICLE II.  CLOSING DATE; DELIVERY............................................1
   Section 2.1.   Closing Date.................................................1
   Section 2.2.   Payment; Delivery............................................1
ARTICLE III.  REPRESENTATIONS AND WARRANTIES...................................2
   Section 3.1.   Representations and Warranties of the Company................2
      (a)         Organization and Standing; Certificate and By-Laws...........2
      (b)         Corporate Power..............................................2
      (c)         Authorization................................................2
      (d)         Capitalization...............................................2
      (e)         Governmental Consent, etc....................................3
      (f)         Offering.....................................................3
      (g)         Brokers or Finders...........................................3
   Section 3.2.   Representations and Warranties of Purchaser..................3
      (a)         Investment Intent............................................3
ARTICLE IV.  CONDITIONS TO CLOSING.............................................3
   Section 4.1.   Purchaser's Conditions.......................................3
      (a)         Representations and Warranties Correct.......................3
      (b)         Covenants....................................................4
      (c)         Compliance Certificate.......................................4
      (d)         Consents.....................................................4
      (e)         Consummation of Loan Agreement...............................4
   Section 4.2.   Company's Conditions.........................................4
      (a)         Representations..............................................4
      (b)         Closing of Loan Agreement....................................4
ARTICLE V.  AFFIRMATIVE COVENANTS OF THE COMPANY...............................4
   Section 5.1.   Financial Information........................................4
      (a)         SEC Reports..................................................4
      (b)         Other Reports................................................4
   Section 5.2.   Transactions with Affiliates.................................5
   Section 5.3.   Restrictions on Dividend Payments............................5
      (a)         Restriction..................................................5
      (b)         Permitted Dividends..........................................5
   Section 5.4.   Access.......................................................6
   Section 5.5.   Rule 144 Reporting...........................................6
ARTICLE VI.  THE COMPANY'S INDEMNIFICATION.....................................6
   Section 6.1.   Indemnification..............................................6
ARTICLE VII.  PUT AND CALL OPTIONS.............................................6
   Section 7.1.   Purchaser's Option to Cause Purchase.........................6

      (a)         Exercise Notice..............................................6
      (b)         Purchase Price...............................................7
      (c)         Closing......................................................7
      (d)         Purchaser's Representations and Warranties...................7
      (e)         Company's Representations and Warranties.....................7
   Section 7.2.   Restrictions on Company's Ability to Purchase................8
      (a)         Dividend Restriction.........................................8
      (b)         Restrictions on Certain Capital Transactions.................8
      (c)         Continuing Obligation........................................8
   Section 7.3. Purchase of Warrant............................................8
   Section 7.4.   Company's Option to Purchase.................................8
      (a)         Purchase Notice..............................................9
      (b)         Purchase Price...............................................9
      (c)         Closing......................................................9
      (d)         Representations and Warranties...............................9
      (e)         Legend.......................................................9
      (f)         Restrictions on Purchases....................................9
      (g)         No Restriction on Transfer...................................9
      (h)         Breach of Loan Agreement or Other Documents..................9
ARTICLE VIII.  MISCELLANEOUS...................................................9
   Section 8.1.   Governing Law...............................................10
   Section 8.2.   Survival....................................................10
   Section 8.3.   Successors and Assigns......................................10
   Section 8.4.   Entire Agreement, Amendment.................................10
   Section 8.5.   Notices, etc................................................10
   Section 8.6.   Delays or Omissions.........................................10
   Section 8.7.   Counterparts................................................10
   Section 8.8.   Severability................................................10
   Section 8.9.   Titles and Subtitles........................................11
   Section 8.10...............................................................11

Form of Warrant   Exhibit A

                           WARRANT PURCHASE AGREEMENT


         This Warrant Purchase Agreement (the "Agreement") is made and entered into as of February 6, 2001 by and between Mountain Compressed Air, Inc., a Colorado corporation (the "Company"), and Wells Fargo Energy Capital, Inc., a __________ corporation ("Purchaser").


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Purchaser and the Company have entered into a term loan agreement (the "Loan Agreement") of even date herewith pursuant to which Purchaser is lending (the "Loan") $2,000,000 to the Company in exchange for a note in such amount (the "Note"); and

         WHEREAS, as a condition to making the Loan, Purchaser has required the Company to enter into this Agreement;

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, as well as for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, contract and agree as follows:

                    ARTICLE I. PURCHASE AND SALE OF WARRANTS

         Section 1.1. SALE AND ISSUANCE. The Company shall sell and issue to Purchaser at the Closing (as hereinafter defined) a warrant ("Warrant") to purchase 1,350,000 shares of its Common Stock, $.___ par value ("Common Stock"), subject to adjustment as provided in the Warrant. The Warrant shall be in the form of Exhibit A attached hereto and incorporated herein. The shares of Common Stock or Other Securities into which the Warrant will be exercisable upon payment of the purchase price as set forth in the Warrant are referred to herein as the "Shares."

         Section 1.2. PURCHASE; PURCHASE PRICE. Subject to the terms and conditions set forth herein, for and in consideration of the sale and issuance of the Warrant, Purchaser hereby agrees to enter into the Loan Agreement and consummate the transactions contemplated thereby concurrently with the Closing.


                       ARTICLE II. CLOSING DATE; DELIVERY

         Section 2.1. CLOSING DATE. The closing ("Closing") of the purchase and sale of the Warrant hereunder shall be held simultaneously with the closing of the transactions contemplated by the Loan Agreement (the "Closing Date") or at such other time and place upon which the Company and Purchaser shall agree.

         Section 2.2. PAYMENT; DELIVERY. At the Closing, the Company will deliver to Purchaser the duly executed Warrant registered in the name of Purchaser, against receipt of the Loan, together with delivery by the Company of such other documents, certificates and opinions of counsel as may be required to be delivered by the Company to Purchaser as a condition to Purchaser's consummation of this Agreement.

                   ARTICLE III. REPRESENTATIONS AND WARRANTIES

         Section 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In order to induce Purchaser to enter into this Agreement and to extend the Loan contemplated by the Loan Agreement, the Company hereby represents and warrants to Purchaser and each subsequent holder of Warrants, as follows:

                  (a) ORGANIZATION AND STANDING; CERTIFICATE AND BY-LAWS. The Company is a corporation legally incorporated, duly organized, validly existing, and in good standing under the laws of the State of ________. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the Company owns or leases property or in which the failure to be so qualified would have a material adverse affect on the Company's business as currently conducted.

                  (b) CORPORATE POWER. The Company has, and will have at the Closing and at all times during which the Warrant is exercisable, all requisite corporate power and authority to execute and deliver this Agreement, to sell and issue the Warrant hereunder, to issue the Shares upon exercise of the Warrant and to carry out and perform its obligations under the terms of this Agreement and the Warrant.

                  (c) AUTHORIZATION. All corporate action necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Warrant and (upon exercise of the Warrant) the Shares and the performance of all of the Company's obligations hereunder and under the Warrant have been taken. This Agreement and the Warrant each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by insolvency, bankruptcy, moratorium or other laws affecting the rights of creditors in general. The Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Warrant, will be validly issued, fully paid and nonassessable. Upon issuance upon exercise of the Warrant, the Shares will be free of any liens, claims or encumbrances. The Shares are not subject to any preemptive rights or rights of first refusal.

                  (d) CAPITALIZATION. The authorized capital stock of the Company consists of __________ shares of Common Stock, of which _________ shares are issued and outstanding as of the date hereof. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws. The Company has reserved 1,350,000 shares of Common Stock for issuance upon exercise of the Warrant. Other than the Warrant and except as specifically described above, the Company does not have any outstanding capital stock or securities convertible into or exchangeable for any shares of its capital stock, or any outstanding rights (either preemptive or other) to subscribe for or to purchase, or any outstanding rights or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any outstanding calls, commitments or claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of the Company. Except as provided in the Warrant, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding sentence. The Company is not a party to any agreement (except as set forth in this Agreement) restricting the transfer of any shares of the Company's capital stock.

                  (e) GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of (or designation, declaration or filing with) any governmental authority or the National Association of Securities Dealers, Inc., on the part of the Company is required in connection with the valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Warrants and the Shares pursuant hereto, or the consummation of any other transaction contemplated hereby.

                  (f) OFFERING. The offer, sale and issuance of the Warrants, and the issuance of the Shares upon exercise of the Warrants, constitute transactions exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 (the "Securities Act") and any applicable state securities laws.

                  (g) BROKERS OR FINDERS. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         Section 3.2. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to the Company as follows:

                  (a) INVESTMENT INTENT. Purchaser is acquiring the Warrant for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Purchaser understands and agrees that the Warrant and (upon exercise of the Warrant) the Shares have not been registered under the Securities Act.

                        ARTICLE IV. CONDITIONS TO CLOSING

         Section 4.1. PURCHASER'S CONDITIONS. Purchaser's obligations to purchase the Warrant at the Closing are subject to the fulfillment of the following conditions, the waiver of which shall not be effective against Purchaser unless specifically consented to in writing:

                  (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3.1 hereof (including any representations of the Company incorporated by reference) shall be true and correct when made, and shall be true and correct on the Closing Date.

                  (b) COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

                  (c) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchaser a certificate of the Company, executed by the President and Secretary of the Company, dated the Closing Date, and certifying, that all representations and warranties of the Company contained in the Agreement are true and correct on the Closing Date as if made on such date, that all conditions to the obligations of Purchaser to close the transactions contemplated by this Agreement have been satisfied or waived in writing by Purchaser and that the Company has complied with all covenants or obligations set forth in this Agreement.

                  (d) CONSENTS. Any consent, approval, authorization or order of any court or governmental agency or administrative body required for the consummation of the transactions contemplated by this Agreement, shall have been obtained and shall be in effect on the Closing Date.

                  (e) CONSUMMATION OF LOAN AGREEMENT. The Company shall have satisfied all conditions precedent to the obligation of the Purchaser to advance funds under the Loan Agreement in compliance with all applicable laws.

         Section 4.2. COMPANY'S CONDITIONS. The Company's obligation to sell and issue the Warrants at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

                  (a) REPRESENTATIONS. The representations made by Purchaser in
          Section 3.2 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

                  (b) CLOSING OF LOAN AGREEMENT. The Loan contemplated by the Loan Agreement shall have been consummated in accordance with the terms of such commitment.


                 ARTICLE V. AFFIRMATIVE COVENANTS OF THE COMPANY

         Section 5.1. FINANCIAL INFORMATION. The Company will mail to each holder of any of the Warrants or Shares:

                  (a) SEC REPORTS. The Company shall promptly mail copies of all quarterly and annual reports and of the information, documents and other reports which the Company is required to file with the Securities and Exchange Commission (the "Commission"), exclusive of any exhibits to such reports and exclusive or registration statements on Form S-8.

                  (b) OTHER REPORTS. If the Company is not subject to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Company shall mail within five days after it would have been required to file with the Commission, financial statements, including notes thereto (and with respect to annual reports, an auditor's report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" both comparable to that which the Company would have been required to include in such annual or quarterly reports, information, documents or other reports if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act.

         Section 5.2. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, (i) enter into any transaction or series of related transactions with any Affiliate or Affiliates (other than a wholly-owned subsidiary) including shareholders, directors and officers and their respective Affiliates, if the aggregate amount paid or payable to such persons with respect to such transaction or series of transactions is in excess of $100,000 unless such transaction (a) is fair to the Company, (b) is not materially adverse to the rights of the holders of Warrants, and (c) is on terms equivalent to those available on an arm's length basis, or (ii) issue, or agree to issue, any shares of capital stock (including rights or warrants with respect thereto) or stock appreciation rights, stock benefit plans, phantom stock rights or plans or any similar plans or rights or other rights measured by earnings, profits, or revenues of the Company or its Subsidiaries to any Affiliate including shareholders, directors and officers and their respective Affiliates, unless such transaction (a) is fair to the Company, (b) is not materially adverse to the rights to the holders of Warrants, and (c) is on terms equivalent to those available on an arm's length basis. If a transaction referred to in subsection (i) or (ii) hereof is approved by a majority of Independent Directors, such approval shall be presumptive evidence that such transaction complies wit the provisions of this Section. As used herein, an Independent Director shall mean any director who is not an officer or employee of the Company and who does not beneficially own more than 5% of any outstanding class or series of capital stock of the Company and who is not related by blood or marriage to any of the foregoing. As used herein, "Affiliate" has the meaning set forth in Article VII of the Warrant, except that as long as any of the Shareholders are stockholders of the Company, such Shareholders and each of their respective Affiliates shall be deemed Affiliates of the Company and Purchaser and its direct and indirect wholly-owned subsidiaries and the Persons that directly or indirectly own Purchaser shall not be deemed Affiliates of the Company.

         Section 5.3. RESTRICTIONS ON DIVIDEND PAYMENTS.

                  (a) RESTRICTION. For so long as the Warrant is outstanding and except as provided in 5.3(b), the Company shall not pay any dividends with respect to its Common Stock (other than dividends payable in shares of its Common Stock) out of its surplus or otherwise or return any capital to its stockholders as such or authorize or make any other distribution, payment or delivery of property or cash to its holders of Common Stock as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration (otherwise than in exchange for, or from the proceeds of the substantially concurrent sale of, other shares of capital stock of the Company), any shares of any class of its Common Stock now or hereafter outstanding.

                  (b) PERMITTED DIVIDENDS. The Company may pay dividends to the holders of its Common Stock, provided that (i) contemporaneously with the declaration of any such dividend, the Company will set aside for payment to the holders of Warrants an amount equal to the total Dividend Amount (as hereinafter defined) payable to all holders of Warrants and (ii) on the date of payment of such dividend, will pay to each holder of Warrants the Dividend Amount multiplied times the number of Warrants owned by such holder as reflected on the Warrantholders' List. Such payment shall be made by Company check to such holder of Warrants at the address of such Holder as reflected on the Warrantholders'

List. As used herein, the Dividend Amount shall equal the dividend declared or paid (as the case may be) with respect to one share of Common Stock multiplied times the Dilution Factor on the date of declaration or payment.

         Section 5.4. ACCESS. The Company will allow, and will cause its subsidiaries to allow, any holder of Warrants or proposed assignee of Warrants designated by such holder, and their respective representatives, upon two Business Days prior telephonic notice, to visit and inspect any of its property, to examine its books of record and account, and to discuss its affairs, finances and accounts with its officers, provided, (i) the holder of Warrants, proposed assignee or representative signs a customary confidentiality agreement if requested by the Company and (ii) the examination will not unreasonably disrupt, in any material manner, the operations of the Company.

         Section 5.5. RULE 144 REPORTING. The Company agrees that from and after the date it registers any class of its securities under Section 12(b) or 12(g) of the Exchange Act, it shall:

                  (a) Make and keep "adequate public information" available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) So long as Purchaser owns any Shares, furnish to Purchaser promptly upon request a written statement by the Company as to its compliance with the reporting requirements (i) necessary to cause "adequate public information" to be available under Rule 144, and (ii) of the Securities Act and Exchange Act.

                    ARTICLE VI. THE COMPANY'S INDEMNIFICATION

         Section 6.1. INDEMNIFICATION. The Company will indemnify and hold harmless Purchaser, and its respective officers, directors, employees, agents, representatives and affiliates (collectively "Indemnitees") from and against any and all expenses, claims, charges, losses, damages, fines or penalties, including without limitation reasonable attorneys' fees incurred in defending or resisting any claims, actions or proceedings or in enforcing this indemnity (hereinafter "Damages"), that an Indemnitee may suffer, sustain, incur or become subject to, whether directly or indirectly, arising out of, based upon, resulting from any violation or inaccuracy of any representations, warranties, obligations or covenants of the Company contained, disclosed or set forth in this Agreement or the Warrant.

                        ARTICLE VII. PUT AND CALL OPTIONS

         Section 7.1. PURCHASER'S OPTION TO CAUSE PURCHASE. From and after the earlier to occur of the three-year anniversary of the Closing Date and the date the Note is paid in full ("Commencement Date") but before the fifth anniversary of the Closing, Purchaser shall have the right and option to cause the Company to purchase all (and not any portion) of the Shares, in the following manner:

                  (a) EXERCISE NOTICE. In order to exercise its right and option to cause the Company to purchase Shares, a holder desiring to cause the Company to purchase Shares (a "Selling Holder"), shall notify ("Exercise Notice") the Company of its intent to sell Shares to the Company. The Exercise Notice shall specify: (i) the proposed closing date of such purchase which shall be a Business Day at least ten and no more than thirty Business Days from the date of such notice; and
          (ii) the purchase price.

                  (b) PURCHASE PRICE. The purchase price (the "Put Purchase Price") for the aggregate number of Shares shall be $600,000 less (a) the interest paid to the Commencement Date on the Note and (b) the $20,000 facility fee paid pursuant to the Loan Agreement.

                  (c) CLOSING. The closing shall be held at the principal executive offices of the Company at 10:00 a.m., local time on the date specified in the Exercise Notice, or such other time and place as the Selling Holder and the Company shall agree in writing. At the closing, the Company shall pay the Selling Holder the purchase price by cashier's check or wire transfer of immediately available funds. The Selling Holder shall deliver certificates representing the securities transferred, duly endorsed for transfer to the Company.

                  (d) PURCHASER'S REPRESENTATIONS AND WARRANTIES. At the closing, the Selling Holder shall make customary representations and warranties as to the following, and shall not be required to make any additional representations or warranties:

                                    (i) That Selling Holder has the power and
                   authority to transfer the Shares to the Company ;

                                    (ii) That the transfer of the Shares has
                   been duly authorized by the Selling Holder; and

                                    (iii) That the Shares will be transferred to
                   the Company free and clear of any liens, claims, pledges, and encumbrances created by the Selling Holder.

                  (e) COMPANY'S REPRESENTATIONS AND WARRANTIES. At the closing, the Company shall make customary representations and warranties as to the following, and shall not be required to make any additional representations or warranties:

                                    (i) That the Company has the power and
                   authority to purchase the Shares from the Selling Holder;

                                    (ii) That the purchase of the Shares has
                   been duly authorized by the Company;

                                    (iii) That the purchase of the Shares is in
                   compliance with applicable state corporate laws governing the Company's repurchase of its securities;

                                    (iv) That the Shares are not being purchased
                   with a view toward distribution in violation of applicable securities laws; and

                                    (v) That purchase of the Shares does not
                   render the Company insolvent.

           Section 7.2. RESTRICTIONS ON COMPANY'S ABILITY TO PURCHASE.

         (a) DIVIDEND RESTRICTION. Whenever any Shares are required to be purchased by the Company pursuant to this Agreement, if the Company shall not be able lawfully to purchase all of such shares on the closing date under the provisions of applicable state corporate law dealing with impairment of surplus, the Company shall purchase on the closing date so many of such shares as it may lawfully purchase. In the event the Company purchases less than all of such Shares on the closing date, then the Company shall not, without the written consent of the Selling Holder, pay dividends, distributions or other payments to any stockholder or make any loans to stockholders, other than reasonable salary and benefits payments, until the remainder of such Shares are purchased in accordance with the terms of this Agreement.

         (b) RESTRICTIONS ON CERTAIN CAPITAL TRANSACTIONS. The Company will not, without the written consent of all holders of Warrants and Shares, increase the par value of any Shares or effect a transfer from the retained earnings account of the Company to the capital or additional paid in capital accounts of the Company if, at the time of such transfer and after giving effect thereto and to any concurrent or then contemplated transactions, the ability of the Company to lawfully discharge its obligations to purchase shares of Shares pursuant to this Agreement would be materially or adversely impaired.

         (c) CONTINUING OBLIGATION. If the Company is unable on the closing date lawfully to purchase all of the Shares that it is obligated to purchase, the obligation of the Company to purchase such Shares that the Company could not lawfully purchase shall continue until such time as the Company may lawfully discharge such obligation; provided, however, that the purchase price shall be increased by an amount equal to interest on the purchase price at the rate of __% per annum.

         Section 7.3. PURCHASE OF WARRANT. Prior to the exercise of the Warrant, a holder of a Warrant (who shall be deemed a Selling Holder as used in Sections
7.1 and 7.2) without first exercising the Warrant, may deliver an Exercise Notice in accordance with Section 7.1(a) as if the Warrant had been exercised and the Shares covered by the Exercise Notice had been issued. The Selling Holder may exercise the Warrant immediately prior to the closing date and transfer the Shares to the Company. In lieu of exercising the Warrant, at the closing, the Selling Holder may sell all or a portion of the Warrant to the Company for a purchase price equal to the purchase price (computed as provided in Section 7.1) of the Shares that could be acquired by the Selling Holder by exercising the Warrant to be sold to the Company minus the price the Selling Holder would be required to pay to acquire such Shares under the Warrant. Appropriate revisions will be made to the representations and warranties to be made by the Company and the Selling Holder as provided by Section 7.1(d) and (e) in the event the Warrant is purchased.

         Section 7.4. COMPANY'S OPTION TO PURCHASE. From and after the Commencement Date but on or before the fifth anniversary of the Closing, the Company shall have the right and option to purchase all, but not less than all, of the outstanding Shares and Warrant, in the following manner:

                  (a) PURCHASE NOTICE. In order to exercise its right and option to cause the holders of Warrants and Shares to sell all of their Shares and Warrants to the Company, the Company shall notify ("Purchase Notice") such holders ("Redeemed Holders") of its intent to purchase all Shares and Warrants owned by the Redeemed Holders. The Purchase Notice shall state: (i) the proposed closing date of such purchase which shall be a Business Day at least ten and no more than thirty Business Days from the date of such notice and (ii) the purchase price.

                  (b) PURCHASE PRICE. The purchase price for the aggregate number of Shares shall be the Put Purchase Price. The purchase price for the Warrant shall equal the Put Purchase Price as computed above minus the price for which the Shares could be acquired pursuant to exercise of the Warrant.

                  (c) CLOSING. The closing of any purchase pursuant to this
          Section 7.4 shall be held at the principal executive offices of the Company at 10:00 a.m., local time, on the date specified in the Purchase Notice, or such other time and place as the Company and Purchaser shall agree in writing. At the closing, the Company shall pay the Redeemed Holders the Purchase Price by cashier's check or wire transfer of immediately available funds. Each Redeemed Holder shall deliver certificates representing the securities transferred, duly endorsed for transfer to the Company.

                  (d) REPRESENTATIONS AND WARRANTIES. At the Closing, the Redeemed Holders shall make the representations and warranties specified in Section 7.1(d) and the Company shall make the representations and warranties specified in 7.1(e); provided, that appropriate revisions shall be made to such representations and warranties if Warrants are purchased by the Company.

                  (e) LEGEND. Purchaser agrees to maintain a legend on all Shares owned by it and on the Warrant referring to the right and option set forth in this Section.

                  (f) RESTRICTIONS ON PURCHASES. The Company shall not have the right and option to purchase Shares or Warrants as provided in this Section unless the Company is legally able to purchase all Shares and Warrants outstanding under applicable corporate law.

                  (g) NO RESTRICTION ON TRANSFER. Nothing in this Article VII shall restrict or limit a holder of Shares or Warrants the ability to sell the Warrant or Shares, except that from and after receipt of the Purchase Notice until the purchase of the shares as provided in this Section, a holder of Shares or Warrants shall not sell, assign, transfer or pledge the Shares.

                  (h) BREACH OF LOAN AGREEMENT OR OTHER DOCUMENTS. Notwithstanding any other provision herein, the Company shall not have the right or option to cause a holder of Shares or Warrants to sell Shares or Warrants to the Company if the Company has breached, is in default or an event of default has occurred under the Loan Agreement, this Agreement, the Warrant, which default has not been cured.

                           ARTICLE VIII. MISCELLANEOUS

         Section 8.1. GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the state of Texas.

         Section 8.2. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby.

         Section 8.3. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         Section 8.4. ENTIRE AGREEMENT, AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         Section 8.5. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to Purchaser, at: Wells Fargo Energy Capital, Inc., 1000 Louisiana, Sixth Floor, Houston, Texas 77002, Attention: Gary Milavec, Senior Vice President, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Warrants or Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Warrants or Shares who has so furnished an address to the Company, or (c) if to the Company, to its address set forth on the signature page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to Purchaser, _____________________, Attention:
_______________________.

         Section 8.6. DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         Section 8.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one agreement.

         Section 8.8. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         Section 8.9. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         Section 8.10 SPECIFIC PERFORMANCE. The Company acknowledges that any breaches of the agreements and covenants contained in of this Agreement would cause irreparable injury to Purchaser for which Purchaser would have no adequate remedy at law. In addition to any other remedy that Purchaser may be entitled to, the parties agree that Purchaser shall be entitled to the remedy of specific performance.

         The foregoing Agreement is hereby executed as of the date first above written.



Address:__________________                  Mountain Compressed Air, Inc.


                                            By:  /S/MUNAWAR H. HIDAYATALLAH
                                                 -------------------------
                                                 Munaware H. Hidayatallah


Address:          1000 Louisiana,
                  Sixth Floor                   Wells Fargo Energy Capital, Inc.
                  Houston, Texas 77002


                                                By:  /S/ GARY MILAVEC
                                                     ----------------
                                                Gary Milavec
                                                Senior Vice President

                                  EXHIBIT A TO
                           WARRANT PURCHASE AGREEMENT
                    =========================================


                                     WARRANT

                          Mountain Compressed Air, Inc.
                             a Colorado Corporation
                                 (the "Company")

                              To Purchase 1,350,000

                      Shares of the Company's Common Stock

                                    issued to

                        Wells Fargo Energy Capital, Inc.
                             a ________ Corporation
                                ("Warrantholder")

                                February 6, 2001



                  This Warrant and the Shares issued upon exercise thereof are subject to repurchase by the Company as provided in the Warrant Purchase Agreement dated February 6, 2001.

                  This Warrant and any Shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom under such Act. This Warrant and such Shares may be transferred only in compliance with the conditions specified in this Warrant and the Warrant Purchase Agreement, a copy of which is available from the Company to holders of this Warrant.

                    =========================================

                          Mountain Compressed Air, Inc.

                                     Warrant

No. W-1                                                         February 6, 2001


         Mountain Compressed Air, Inc. (the "Company"), a Colorado corporation, for value received, hereby certifies that Wells Fargo Energy Capital, Inc., a ________ Corporation, or registered assigns, is entitled to purchase from the Company 1,350,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, $___ par value (the "Common Stock") at any time or from time to time prior to 5:00 p.m., Houston, Texas time, on the Expiration Date (as herein defined), all subject to terms, conditions and adjustments set forth in this Warrant.

         This is the Warrant (the "Warrant") (such term to include any warrants issued in substitution therefor) originally issued pursuant to the Warrant Purchase Agreement. Certain capitalized terms used in this Warrant are defined in Article VII; unless otherwise specified, references to an "Exhibit" mean one of the exhibits attached to this Warrant, references to an "Article" mean one of the articles in this Warrant and references to a "Section" mean one of the sections of this Warrant.

                         ARTICLE I. EXERCISE OF WARRANT

         Section 1.1. MANNER OF EXERCISE. This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day, by surrender of this Warrant to the Company at its office maintained pursuant to subdivision (a) of Section 6.2, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, in cash or by certified or official bank check payable to the order of the Company in the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such subscription by (b) the Initial Price, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Articles II through IV.

         Section 1.2. WHEN EXERCISE EFFECTIVE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in
Section 1.3 shall be deemed to have become the holder or holders of record thereof.

         Section 1.3. DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the holder hereof, subject to Article V, as such holder (upon payment by such holder of any applicable transfer taxes) may direct, the following:

                  (a) CERTIFICATES. A certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise.

                  (b) WARRANT. In case such exercise is in part only, a new Warrant or Warrants of like tenor dated the date hereof, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in Section 1.1.

          ARTICLE II. ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE

         Section 2.1. GENERAL; WARRANT PRICE. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Article II) be issuable upon such exercise, as designated by the holder hereof pursuant to
Section 1.1, by a fraction (the "Dilution Factor") (a) the numerator of which is the Initial Price and (b) the denominator of which is the Warrant Price in effect at the effective time of such exercise (as provided in Section 1.2). The "Warrant Price" shall initially be the Initial Price, shall be adjusted and readjusted from time to time as provided in this Article II and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Article II.

         Section 2.2. ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to section 2.4 or 2.5) without consideration or for a consideration per share less than the Dilutive Basis, then, and in each such case, such Warrant Price shall be reduced, concurrently with such issue or sale, to the lower of the prices (calculated to the nearest cent) determined as follows:

                  (a) by multiplying the Warrant Price then in existence by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus
         (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 2.2, (i) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 2.4 or 2.5, such Additional Shares of Common Stock shall be deemed to be outstanding, and (ii) treasury shares shall not be deemed to be outstanding; and

                  (b) by dividing (i) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied times the then effective Warrant Price plus
         (2) the total consideration, if any, received and deemed received by the Company upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding and deemed outstanding immediately after such issue or sale.

         Section 2.3. EXTRAORDINARY DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or Other Securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, other than (a) a dividend payable in Additional Shares of Common Stock or (b) a dividend payable in cash or other property and declared out of the earned surplus of the Company as at the date thereof as increased by any credits (other than credits resulting from a revaluation of property) and decreased by any debits made thereto, then, and in each such case, the Warrant Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest cent) determined by multiplying such Warrant Price by a fraction:

                  (a) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and

                  (b) the denominator of which shall be the Current Market Price on such record date, or if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading.

         Section 2.4. TREATMENT OF OPTIONS AND CONVERTIBLE SECURITIES. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, or, in the case of Appreciation Rights, the number computed in Section 2.9, shall be deemed to be the number of Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading); provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.6) of such shares would be less than the Dilutive Basis in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be; and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued no further adjustment of the Warrant Price shall be made upon the subsequent issue or sale of Convertible Securities or Additional Shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

         Section 2.5. TREATMENT OF STOCK DIVIDENDS, STOCK SPLITS, ETC. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

         Section 2.6. COMPUTATION OF CONSIDERATION. For the purpose of Article II, the following shall be used to determine the consideration received or deemed received by the Company:

                  (a) SHARES ACTUALLY ISSUED. The consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                           (i) insofar as it consists of cash, be computed at
                  the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

                           (ii) insofar as it consists of property (including
                  securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company, and

                           (iii) in case Additional Shares of Common Stock are
                  issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, applicable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company.

                  (b) SHARES DEEMED ISSUED. Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.4, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing,

                           (i) the present value (using a discount factor equal
                  to the average interest rate on the Company's outstanding indebtedness to financial institutions and assuming any consideration receivable by the Company shall be received at the latest date possible under the terms of such Options or Convertible Securities) of the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the present value (using a discount factor equal to the average interest rate on the Company's outstanding indebtedness to financial institutions and assuming any consideration receivable by the Company shall be received at the latest date possible under the terms of the Options and Convertible Securities) of the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                           (ii) the maximum number of Additional Shares of
                  Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (c) STOCK DIVIDENDS, ETC. Additional Shares of Common Stock issued or deemed to have been issued pursuant to Section 2.5, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

                  (d) SERVICES. Additional Shares of Common Stock issued or sold or deemed issued or sold in exchange for services or the promise of future services shall be deemed to have been issued for no consideration.

         Section 2.7. ADJUSTMENTS FOR COMBINATIONS, ETC. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         Section 2.8. DILUTION IN CASE OF OTHER SECURITIES. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Article II) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Article II, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Article II with respect to the Warrant Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrant, so as to protect the holder of the Warrant against the effect of such dilution.

         Section 2.9. APPRECIATION RIGHTS. If the Company issues or sells Appreciation Rights, a number of Additional Shares of Common Stock shall be deemed issued for purposes of this Article II and shall be computed as follows:

                  (a) VALUE BASED ON DIVIDENDS. If the Appreciation Rights entitle the holder thereof to distributions or payments based on or determined with reference to dividends paid or payable on Common Stock, the number of Additional Shares of Common Stock deemed issued will be the number of shares of Common Stock that would be required to be issued such that the holder thereof would receive distribution payments equal to those paid or payable with respect to such Appreciation Rights.

                  (b) VALUE BASED ON LIQUIDATING DISTRIBUTIONS. If the Appreciation Rights entitle the holder thereof to distributions or payments based on or determined with reference to liquidation distributions paid or payable on, or consideration received, in connection with the sale, exchange or transfer of Common Stock, the number of Additional Shares of Common Stock deemed issued will be the number of shares of Common Stock that would be required to be issued such that the holder thereof would receive distributions or payments equal to those paid or payable with respect to such Appreciation rights.

                  (c) VALUE BASED ON DIVIDENDS AND LIQUIDATING DISTRIBUTIONS. If the Appreciation Rights entitle the holder thereof to distributions based on or determined with reference to either dividends paid or payable on Common Stock and liquidating distributions paid or payable or on consolidation received in connection with the sale, exchange or transfer of Common Stock, the number of Additional Shares of Common Stock deemed issued will be the greater of the amount computed under
         (a) or (b) above.

                  (d) OTHER PROFITS. If the Appreciation Rights entitle the holder thereof to distributions based on or determined with reference to any other measure of profit of the Company, the number of Additional Shares of Common Stock deemed issued will be the value of the Appreciation Right, as determined in the good faith judgment of the Board of Directors, divided by the Current Market Price of the Common Stock on the date of issuance of the Appreciation Right.

                    ARTICLE III. CONSOLIDATION, MERGER, ETC.

         Section 3.1. CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. From and after the date hereof, without the prior consent of the holder of this Warrant, the Company shall not (a) consolidate with or merge into any other Person if the Company is not the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Company even though the Company shall be the continuing or surviving Person if, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Price is provided in Section 2.2 or 2.3).

         Section 3.2. ASSUMPTION OF OBLIGATIONS. Notwithstanding anything contained in this Warrant to the contrary, the Company will not effect any of the transactions described in clauses (a) through (d) of Section 3.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (b) the obligation to deliver to such holder such shares of stock, securities, cash or property as such holder may be entitled to receive. Nothing in this Article III shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Loan Agreement.

                ARTICLE IV. OTHER PROVISIONS CONCERNING DILUTION

         Section 4.1. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Article II or III are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such sections, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Articles II and III, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

         Section 4.2. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrant from time to time outstanding, and (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of the Warrant would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such exercise.

         Section 4.3. ACCOUNTANT'S AND COMPANY'S REPORT AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company) and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Article II) on account thereof. The Company shall also prepare and certify a report stating that any computation of the fair value of property by the Board of Directors was done in good faith by the Board of Directors as required herein. The Company will forthwith mail a copy of each such report to each holder of a Warrant and will, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail the manner in which it was calculated. The Company will also keep copies of all such reports at its office maintained pursuant to subdivision (a) of Section 6.2 and will cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

         Section 4.4. NOTICES OF CORPORATE ACTION. In the event that any of the following occurs,

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash out of earned surplus in an amount not exceeding the amount of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the company to any other Person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to each holder of a Warrant a notice specifying (i) the date or expected date as of which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified.

         Section 4.5. REGISTRATION OF COMMON STOCK. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed on any national securities exchange, the Company will, at its expense, obtain the a notice of issuance, of the shares of Common Stock issuable upon exercise of the Warrant and maintain the listing of such shares after their issuance; and the Company will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrant, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

         Section 4.6. AVAILABILITY OF INFORMATION. The Company will cooperate with each holder of any Warrant or Restricted Security in supplying such information as may be reasonably requested by such holder to complete and file any information reporting forms presently or hereafter required by the Commission to report such holder's beneficial ownership of Common Stock or Other Securities or as a condition to the availability of an exemption from the provisions of the Securities Act for the sale of any Restricted Securities.

         Section 4.7. RESERVATION OF STOCK, ETC. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of the Warrant. All shares of Common Stock (or Other Securities) issuable upon exercise of the Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and non-assessable with no liability on the part of the holders thereof.

                       ARTICLE V. RESTRICTIONS ON TRANSFER

         Section 5.1. RESTRICTIVE LEGENDS. Except as otherwise permitted by this
Article V, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom under such Act. This Warrant and such Shares may be transferred only in compliance with the conditions specified in this Warrant."

Except as otherwise permitted by this Article V, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act."

         Section 5.2. NOTICE OF PROPOSED TRANSFER; OPINIONS OF COUNSEL. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act, the holder thereof, will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 5.2. Each such notice (a) shall describe the manner and circumstances of the proposed transfer and (b) shall include an opinion of legal counsel addressed to the Company, in form and substance reasonably satisfactory to the Company, to the effect that such transfer does not violate the Securities Act of 1933 and applicable state securities laws.

         Section 5.3. TERMINATION OF RESTRICTIONS. The restrictions imposed by this Article V upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities when such securities shall have been sold pursuant to an effective registration statement under the Securities Act or otherwise become freely transferable by the holder thereof. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new certificates representing the securities not bearing the applicable legends required by
Section 5.1.

           ARTICLE VI. OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANT

         Section 6.1. OWNERSHIP OF WARRANT. The Company may treat the person in whose name any Warrant is registered on the register kept at the office of the Company maintained pursuant to subdivision (a) of Section 6.2 as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Article V, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

         Section 6.2. OFFICE, TRANSFER AND EXCHANGE OF WARRANT.

                  (a) OFFICE. The Company will maintain an office in where notices, presentations and demands in respect of this Warrant may be made upon it. Such office shall be maintained at __________________________________until such time as the Company shall notify each holder of the Warrant of any change of location of such office.

                  (b) NEW WARRANT. Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to subdivision (a) of this Section 6.2, the Company at its expense will (subject to compliance with Article V, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         Section 6.3. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than Purchaser or any institutional investor, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the office of the Company maintained pursuant to subdivision (a) of Section 6.2, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                            ARTICLE VII. DEFINITIONS

         As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         ADDITIONAL SHARES OF COMMON STOCK: All shares (including treasury shares) of Common Stock issued or sold (or pursuant to Section 2.4, 2.5 or 2.9, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than

                  (a) shares issued upon the exercise of the Warrant,

                  (b) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clause (a) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, but only if and to the extent that such adjustments are required as the result of the original issuance of the Warrant, and

                  (c) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clause (a) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock.

         APPRECIATION RIGHTS: All stock appreciation rights, net profits interests or other rights entitling the holder or owner thereof to receive payments based upon or determined with reference to the distributions to holders of Common Stock or the profits of the Company.

         BUSINESS DAY: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the States of Texas or New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

         COMMISSION: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         COMMON STOCK: As defined in the introduction to this Warrant, such term to include (i) any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, (ii) all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference and (iii) all stock appreciation rights, phantom stock and similar contract rights the holders of which are entitled to payments based on or determined by reference to the value of the Common Stock, dividends payable with respect to Common Stock, or liquidating distributions payable with respect to Common Stock.

         COMPANY: As defined in the introduction to this Warrant, such term to include any Person which shall succeed to or assume the obligations of the Company hereunder in compliance with Article III.

         CONVERTIBLE SECURITIES: Any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

         CURRENT MARKET PRICE: On any date specified herein, the average daily Market Price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

         DILUTION FACTOR: As defined in Section 2.1.

         DILUTIVE BASIS: With respect to any issuance or sale or any deemed issuance or sale of Additional Shares of Common Stock from and after the date hereof, the greater of (i) the Current Market Price on the day immediately before issuance or deemed issuance and (ii) the Warrant Price on the day before issuance or deemed issuance.

         EXCHANGE ACT: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         EXPIRATION DATE: February 6, 2011, unless extended as provided in
Section 8.5.

         GAAP: Generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession; and the requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

         INITIAL PRICE: $0.01.

         MARKET PRICE: On any date specified herein, the amount per share of the Common Stock, equal to (a) the last sale price of such Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 20 days of the date as of which the determination is to be made.

         NASD: The National Association of Securities Dealers, Inc.

         OPTIONS: Rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

         OTHER SECURITIES: Any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to
Article III or otherwise.

         PERSON: Any corporation, association, partnership, joint venture, trust, estate, limited liability company, organization, business, individual, government or political subdivision thereof or governmental agency.

         RESTRICTED SECURITIES: All of the following: (a) any Warrant bearing the applicable legend or legends referred to in Section 5.1, (b) any shares of Common Stock (or Other Securities) which have been issued upon the exercise of the Warrant and which are evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such section and (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of the Warrant and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such section.

         SECURITIES ACT: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         SUBSIDIARY: With respect to any Person, any corporation with respect to which more than 50% of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned, directly or indirectly, by such Person or by one or more Subsidiaries of such Person.

         TRANSFER: Any sale, assignment, pledge or other disposition of any security, or of any interest therein, which could constitute a "sale" as that term is defined in section 2(3) of the Securities Act.

         PURCHASER: Wells Fargo Energy Capital, Inc..

         WARRANT PRICE: As defined in Section 2.1 of this Warrant.

         WARRANT PURCHASE AGREEMENT: That certain Warrant Purchase Agreement by and between the Company and Purchaser, of even date.

                           ARTICLE VIII. MISCELLANEOUS

         Section 8.1. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         Section 8.2. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. The holder of this Warrant and all subsequent holders thereof hereby agree that except to the extent set forth herein, no provision of this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

         Section 8.3. NOTICES. All notices and other communications under this Warrant shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed (a) if to any holder of any Warrant, to the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if the Company, to the attention of its President at its office maintained pursuant to subdivision (a) of Section 6.2, provided that the exercise of any Warrant shall be effective in the manner provided in Article I.

         Section 8.4. MISCELLANEOUS.

                  (a) This Warrant may be amended, waived, discharged or terminated and the Company may take any action herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder of the Warrant.

                  (b) THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

                  (c) The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

         Section 8.5. EXPIRATION. The Company will give the holder of this Warrant not less than six weeks nor more than five months prior notice of the expiration of the right to exercise this Warrant. The right to exercise this

Warrant shall expire at 5:00 p.m., Houston, Texas time, on the Expiration Date. If the Company shall fail to give such notice as aforesaid, the Expiration Date shall be automatically extended until the date six weeks after the date on which the Company shall give the holder hereof notice of the expiration of the right to exercise this Warrant.


                                            Mountain Compressed Air, Inc.


                                            By: /S/ MUNAWAR H. HIDAYATALLAH
                                               ----------------------------
                                            Munawar H. Hidayatallah
                                            Chairman and Chief Executive Officer

                              FORM OF SUBSCRIPTION

To ___________________________:

         The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases _________* shares of Common Stock of _________________, and herewith makes payment of $___________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ___________________________, whose address is
______________________________ ___________.



Dated:                                           (Signature must conform in all
                                                  respects to name of holder as
                                                  specified on the face or
                                                  Warrant)

                                                 ----------------------------
                                                 (Street Address)

                                                 ----------------------------
                                                 (City)   (State) (Zip Code)

                                                 ---------------------------

                  *Insert the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

                               FORM OF ASSIGNMENT

                 [To be executed only upon transfer of Warrant]

         For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _________________ the right represented by such Warrant to purchase shares of Common Stock of to which such Warrant relates, and appoints Attorney to make such transfer on the books of maintained for such purpose, with full power of substitution in the premises.

Dated: (Signature must conform in all respects to name of holder as specified on the face or
                                                 Warrant)

                                                 ----------------------------
                                                 (Street Address)


                                                 ----------------------------
                                                 (City)   (State) (Zip Code)

Signed in the presence of:

--------------------------

                                    EXHIBIT C

                             SUBORDINATION AGREEMENT
                             -----------------------

                                    EXHIBIT D

                             INTERCREDITOR AGREEMENT
                             -----------------------